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                                                               EXHIBIT 99.1(b)

                             ARTICLES OF AMENDMENT
                                       OF
                           PRUDENTIAL GNMA FUND, INC.

     PRUDENTIAL GNMA FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    Article II of the Corporation's Charter is hereby amended
in its entirety to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is Prudential Mortgage Income Fund, Inc.

          SECOND: The foregoing amendment to the Charter of the Corporation has been advised and approved by the Board of Directors of the Corporation.

          THIRD:   The foregoing amendment to the Charter of the Corporation
shall become effective at 9:00 a.m. on August 25, 1995.

          IN WITNESS WHEREOF, PRUDENTIAL GNMA FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on August 16, 1995.

                                          PRUDENTIAL GNMA FUND, INC.


                                          By  /s/ Richard A. Redeker
                                              -----------------------------
                                              Richard A. Redeker
                                              President

Attest:     /s/ S. Jane Rose
        ---------------------------
             S. Jane Rose
              Secretary


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     The undersigned, President of PRUDENTIAL GNMA FUND, INC., who executed on behalf of said corporation the foregoing amendments to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              /s/ Richard A. Redeker
                                              -----------------------------
                                              Richard A. Redeker





GMF Cert of Amend 8/95